UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China 710065

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On December 9, 2011, China Green Agriculture, Inc. (the “Company”) held its 2011 annual shareholders meeting (the “Meeting”).  At the Meeting, the following proposals were submitted to a vote of the shareholders of the Company:  (i) the election of five persons to the Board of Directors of the Company (“Proposal No. 1”); (ii) a non-binding advisory vote on the executive compensation of the Company’s “named executed officers” as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A in connection with the Meeting filed with the Securities and Exchange Commission on October 27, 2011 (the “Proxy Statement”), a so-called “Say-on-Pay” proposal (“Proposal No. 2”); and (iii) a non-binding advisory vote on the frequency of holding a “Say-On-Pay” vote, a so-called “Say-When-on-Pay” proposal, every one, two or three years (“Proposal No. 3”).  Holders of 12,691,174 shares of common stock were present by proxy at the Meeting, or 47.10%  of the total outstanding shares, representing a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to Proposal No. 1, each of Messrs. Tao Li, Yu Hao, Yizhao Zhang, Lianfu Liu and Ms. Yiru Shi were elected to serve as directors until the next annual shareholders meeting or until their successors are duly elected or appointed. The results of Proposal No. 1 were as follows:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Tao Li	12,519,550	0	171,624	n/a
Yu Hao	12,515,833	0	175,341	n/a
Yizhao Zhang	11,967,084	0	724,090	n/a
Lianfu Liu	11,971,190	0	719,984	n/a
Yiru Shi	12,518,402	0	172,772	n/a

Pursuant to Proposal No. 2, the shareholders approved the executive compensation of the Company’s “named executive officers” as set forth in the Proxy Statement.  The results of Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
12,365,507	277,717	47,950	n/a

Pursuant to Proposal No. 3, the shareholders approved holding a “Say-On-Pay” vote on the Company’s executive compensation once every three years.  The results of Proposal No. 3 were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,424,432	60,283	11,160,949	45,510	n/a

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer